                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: April 16, 1998


                                NCR CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           MARYLAND                 001-00395           31-0387920
(STATE OR OTHER JURISDICTION OF    (COMMISSION        (I.R.S. EMPLOYER
INCORPORATION)                     FILE NUMBER)    IDENTIFICATION NO.)

                   1700 S. PATTERSON BLVD., DAYTON, OH 45479
                                 (937) 445-5000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

Item 5. Other Events

     The Registrant's news release dated April 16, 1998, with respect to its announcement of a stock repurchase program and a tender offer to purchase the outstanding minority interest in NCR's Japanese subsidiary, NCR Japan, Ltd., is attached and incorporated herein by reference.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       NCR Corporation


Dated:  April 21, 1998                 By: /s/ John L. Giering
                                           -------------------------------------
                                           John L. Giering, Senior Vice
                                           President and Chief Financial Officer


NCR CORPORATION
INVESTOR RELATIONS DEPARTMENT
Tel: 937-445-5905
Fax: 937-445-5541

HTTP://WWW.NCR.COM

News Release
--------------------------------------------------------------------------------


            NCR Announces Two Programs To Enhance Shareholder Value

 Stock Repurchase Program and Tender Offer For Minority Interest in NCR Japan
                        Approved by Board of Directors

Dayton, Ohio - The Board of Directors of NCR Corporation today approved two programs designed to enhance shareholder value: a US $200 million share repurchase program; and a tender offer estimated at US $306 million to purchase the outstanding 30 percent minority interest in NCR's Japanese subsidiary, NCR Japan, Ltd., which is traded on the Tokyo and Osaka stock exchanges.

"These programs reflect our confidence in our strategy, the direction of our business and the value of our stock. NCR has a strong cash position and these programs are excellent methods of using our cash and enhancing shareholder value," said NCR Chairman and CEO Lars Nyberg.

Stock repurchases may be made from time to time in the open market or through privately negotiated transactions at management's discretion over the next 12 months. Repurchased shares will be added to NCR's authorized but unissued shares.

"NCR's business in Japan is vital, in spite of current trends, because it is generating revenue on a country basis that is second only to the United States," Nyberg said. "Japan continues to represent a strategic opportunity for our scalable data warehouse, self-service and store automation solutions. Japan was one of the first areas where we successfully began our strategy of migrating from just computer hardware to more sophisticated data warehousing solutions."

Beginning April 20, 1998, NCR Holdings, Ltd., a wholly-owned subsidiary of NCR, is offering US $4.63, or 607 Yen per share, for the 66 million shares of NCR Japan not already owned by NCR. The price represents a premium of 26 percent over the April 16th share price and a 30 percent premium over the average share price for the last three months. The tender offer will expire on June 3, 1998, unless extended. The total cost of the transaction is estimated at US $306 million at the current exchange rate of 131 Yen to the dollar.

NCR has been doing business in Japan since 1897 and the minority interest in the subsidiary has been in place for over 50 years. NCR Japan is the company's largest subsidiary with 1997 annual revenues of US $891 million.

NCR Corporation (NYSE:NCR) is a recognized world leader in scalable data warehousing, self-service and store automation solutions for the retail, financial and communications industries and other select markets. NCR's solutions are built on the foundation of the company's long-established industry knowledge and consulting expertise, value-adding software, world-leading hardware technology, global customer support services and a complete line of consumable and media products. More information on NCR and its products can be found on the World Wide Web at: http://www.ncr.com.


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